UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 OR 15(d)
                     of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 3, 1997

                        STRATFORD ACQUISITION CORPORATION
             (Exact name of registrant as specified in its charter)

      Minnesota                   0-26112                   41-1759882
(State of Jurisdiction)         (Commission               (IRS Employer
                                File Number)           Identification No.)
1775 Broadway, Suite 1410
New York. New York                                         10019
(Address of Principal Executive offices)                 (Zip Code)

Registrant's telephone number, including area code 905-566-0716

             5420 North Service Road, Burlington, Ontario, L7C 6C7
                           (Former address of company)

Item 1. Changes in Control of Registrant. None.

Item 2. Acquisition or Disposition of Assets. None.

Item 3. Bankruptcy or Receivership. None.

Item 4. Changes in Registrant's Certifying Accountant. None.

Item 5. Other Events. None.

Item 6. Resignation of Registrant's Directors. None.

Item 7. Financial Statements and Exhibits. None.

Item 8. Change in Fiscal Year. None.

Item 9. Sales of Equity Securities Pursuant to Regulation S.

     On november 3, 1997, the Registrant completed the sale of 138,250 restricted shares of its $.001 par value common stock at the current market price of $.40 per share pursuant to an exemption from registration under Regulation S. Seven natural residents of Canada purchased the 138,250 shares of common stock. The sale of stock was placed directly by the Registrant and no commissions were paid to any third-party. The Registrant received $55,300 in cash for the sale of stock.

     In addition the registrant sold a total of 62,500 shares of restricted common stock to a director and to two persons affiliated with this director at $.40 per share pursuant to an exemption under section 4(2) of the Securities and Exchange Act of 1934, as amended. The sale of stock was placed directly by the Registrant and no commissions were paid to any third-party. The Registrant received $25,000 in cash for the sale of stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: Novembe 10, 1997

                                        Stratford Acquisition Corporation
                                        ----------------------------------------
                                        (Registrant)


                                        By:  /s/  Daniel W. Dowe
                                             -----------------------------------
                                             Daniel W. Dowe, Secretary